UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2018

DSG GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 312-2630 Croydon Drive, Surrey, British Columbia, Canada	V3Z 6T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 575-3848

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective March 20, 2018, we filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation, wherein we have authorized the creation of up to 14,010,000 preferred shares having a par value of $0.001 per preferred share. Thereafter, effective August 27, 2018, we filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation, wherein we have authorized the increase in our authorized shares of common stock to 3,000,000,000 shares and approved Series A through Series E Preferred Share Certificates of Designation, for the collective issuance of up to 14,010,000 preferred shares having a par value of $0.001 per preferred share, which preferred shares are designated as: 3,000,000 Series A Preferred stock, 10,000 Series B Convertible Preferred stock, 5,000,000 Series C Convertible Preferred stock, 1,000,000 Series D Convertible Preferred stock and 5,000,000 Series E Convertible Preferred stock. The complete Certificates of Designation are filed with Exhibit 3.02 to this Current Report.

The approval of the preferred shares, increase in authorized shares of common stock, and the subsequent approval of the Series A through Series E Preferred Share Certificates of Designation were approved by a special committee and our board of directors pursuant to our Articles of Incorporation and By-Laws.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment of Articles of Incorporation filed March 20, 2018

3.02	Certificate of Amendment of Articles of Incorporation filed August 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer
President, CEO and Director

Date:	September 6, 2018